UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2007

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 18, 2007, the Compensation Committee of the Board of Directors of Navistar International Corporation (the “Company”) approved the attached plan amendments to the Company’s (1) 2004 Performance Incentive Plan, (2) 1998 Non-Employee Directors Stock Option Plan, (3) 1988 Non-Employee Directors Stock Option Plan, (4) 1994 Performance Incentive Plan, (5) 1998 Interim Stock Plan and (6) 1998 Supplemental Stock Plan; and on June 19, 2007 the Board of Directors of the Company approved and ratified the Compensation Committee’s amendments to the Company’s (1) 1998 Non-Employee Directors Stock Option Plan and (2) 1988 Non-Employee Directors Stock Option Plan (collectively, all of the foregoing plans, the “Stock Option Plans”). These resolutions amended each of the Stock Option Plans to provide that, in the event of a change of control (as defined in the Stock Option Plans) of the Company, each holder of an option may elect, in a form and manner determined by the Company, that any option held by such holder at the time of the change in control whose exercise in accordance with the terms of the Stock Option Plans is prohibited at the time of the change in control by reason of the application of Federal or state securities laws shall be canceled effective as of the change in control in exchange for a cash payment from the Company equal to the excess (if any) of the value per share of Common Stock provided to stockholders of the Company generally in connection with the change in control over the purchase price under the option multiplied by the number of shares of Common Stock subject to the option.

Reference is hereby made to the attached resolutions/plan amendments containing all of the detailed terms and conditions of such amendments to each of the Stock Option Plans and such resolutions/plan amendments are hereby incorporated herein by such reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits

	Exhibit No.	Description	Page

10.72
Plan Amendments to the Company’s (1) 2004 Performance Incentive Plan, (2) 1998 Non-Employee Directors Stock Option Plan, (3) 1988 Non-Employee Directors Stock Option Plan, (4) 1994 Performance Incentive Plan, (5) 1998 Interim Stock Plan and (6) 1998 Supplemental Stock Plan.
E-1

	10.73	Plan Amendments to the Company’s (1) 1998 Non-Employee Directors Stock Option Plan and (2) 1988 Non-Employee Directors Stock Option Plan.	E-7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: June 22, 2007	/s/ William A. Caton
William A. Caton Executive Vice President and Chief Financial Officer